Exhibit 99.1

Investor Contact:	Erica McLaughlin (617) 342-6090
Media Contact:	Vanessa Craigie (617) 342-6015

Cabot Announces Restructuring of Indonesian Carbon Black Manufacturing

BOSTON (November 11) — Cabot Corporation (NYSE: CBT) announced that its carbon black manufacturing facility in Merak, Indonesia will close. It is anticipated that manufacturing operations will cease by the end of January 2016.

“To be successful over the long term, we must continue to focus on improving profitability through cost savings and increased operational efficiency while also producing the highest quality products that meet our customers’ needs,” said Sean Keohane, president, Reinforcement Materials Segment. “The decision to consolidate manufacturing across Asia Pacific is a critical step in our plan to ensure that we are operating as efficiently and effectively as possible to become more competitive in a challenging environment, and to accelerate future growth.”

The decision, which will affect approximately 50 local employees, was driven by the Merak facility’s financial performance over the past few years. Despite efforts to be competitive, the facility has suffered from low utilization rates. Asia is quickly becoming one regional market and this dynamic has created the need for our facilities to be even more cost competitive. As such, we will consolidate production in Asia by ceasing production at our Merak facility and using our Cilegon, Indonesia as well as other Asian and global carbon black production sites to meet the regional demand.

Indonesia remains a strategic country for Cabot’s carbon black business. Its tire manufacturing industry supplies growing local and global demand. Cabot is committed to engaging with customers currently served from the Merak plant to determine how best to meet their needs during and after the shutdown of production. Cabot will leverage its global manufacturing reach to continue to offer quality products and technical services to its customers in Indonesia as well as throughout Asia Pacific.

“We wish to recognize our colleagues in Merak, who have worked diligently over the years to take care of our customers and keep the facility operating as competitively as possible,” said Jeff Zhu, president, Cabot Asia Pacific region. “The decision to close the facility is very difficult due to the impact on our people and the community. We have high regard for those who are affected by these actions, and we greatly appreciate their contributions to the company.”

Cabot expects the closure plan will result in a pre-tax charge to earnings of approximately $33 million, of which approximately $8 million of this amount is cash and $25 million is a non-cash charge.  Annual savings related to the closure are estimated to be approximately $8 million, of which approximately $5 million is cash.

About Cabot Corporation
Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements
Certain statements in this release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect”, “estimate”, “will”, “intend”, or similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions.  These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.  Cabot’s actual results may differ materially from those described or implied by our forward-looking statements based on a number of factors, including the factors described in detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on November 26, 2014 for the year ended September 30, 2014.